CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$9,000,000	$641.70

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated March 1, 2010)	March 26, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: March 31, 2010

•	Initial valuation date: March 26, 2010

•	Final valuation date: June 25, 2010

•	Maturity date: June 30, 2010

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 0.98%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission**	Note Issuance#	CUSIP/ISIN
Alpha Natural Resources, Inc.	$48.89	PS-8	ANR	$250,000	10.50%	80.0%	98.625%	$246,563	1.375%	$3,438	E-4636	06740J3K4/ US06740J3K42
ATP Oil & Gas Corporation	$18.17	PS-10	ATPG	$250,000	17.50%	75.0%	98.625%	$246,563	1.375%	$3,438	E-4637	06740J3L2/ US06740J3L25
Continental Airlines, Inc. (Class B)	$22.25	PS-12	CAL	$250,000	11.50%	75.0%	98.625%	$246,563	1.375%	$3,438	E-4638	06740J3M0/ US06740J3M08
DryShips Inc.	$5.75	PS-14	DRYS	$250,000	11.00%	80.0%	98.625%	$246,563	1.375%	$3,438	E-4639	06740J3N8/ US06740J3N80
Genworth Financial, Inc.	$17.53	PS-16	GNW	$250,000	10.50%	80.0%	98.625%	$246,563	1.375%	$3,438	E-4640	06740J3P3/ US06740J3P39
IAMGOLD Corporation	$13.43	PS-18	IAG	$1,500,000	12.00%	80.0%	98.625%	$1,479,375	1.375%	$20,625	E-4641	06740J3Q1/ US06740J3Q12
InterOil Corporation	$62.01	PS-20	IOC	$2,000,000	20.00%	75.0%	98.625%	$1,972,500	1.375%	$27,500	E-4642	06740J3R9/ US06740J3R94
Jones Apparel Group, Inc.	$18.83	PS-22	JNY	$250,000	8.00%	80.0%	98.625%	$246,563	1.375%	$3,438	E-4643	06740J3S7/ US06740J3S77
Massey Energy Company	$50.72	PS-24	MEE	$250,000	12.00%	80.0%	98.625%	$246,563	1.375%	$3,438	E-4644	06740J3T5/ US06740J3T50
Office Depot, Inc.	$8.21	PS-26	ODP	$250,000	12.25%	80.0%	98.625%	$246,563	1.375%	$3,438	E-4645	06740J3U2/ US06740J3U24
Palm, Inc.	$3.89	PS-28	PALM	$250,000	20.00%	70.0%	98.625%	$246,563	1.375%	$3,438	E-4646	06740JZE3/ US06740JZE36
Patriot Coal Corporation	$19.76	PS-30	PCX	$1,500,000	20.00%	75.0%	98.625%	$1,479,375	1.375%	$20,625	E-4647	06740J3V0/ US06740J3V07
Suntech Power Holdings Co., Ltd. (ADR)	$14.13	PS-32	STP	$250,000	11.00%	75.0%	98.625%	$246,563	1.375%	$3,438	E-4648	06740J3W8/ US06740J3W89
Stillwater Mining Company	$12.62	PS-34	SWC	$250,000	18.00%	75.0%	98.625%	$246,563	1.375%	$3,438	E-4649	06740J3X6/ US06740J3X62
Trina Solar Limited (ADR)	$23.50	PS-36	TSL	$250,000	16.00%	75.0%	98.625%	$246,563	1.375%	$3,438	E-4650	06740J3Y4/ US06740J3Y46
UAL Corporation	$19.91	PS-38	UAUA	$1,000,000	18.50%	70.0%	98.625%	$986,250	1.375%	$13,750	E-4651	06740JZV5/ US06740JZV50

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 1.375% of the principal amount of the notes, or $13.75 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or

London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Alpha Natural Resources, Inc.

According to publicly available information, Alpha Natural Resources, Inc. (the “Company”) is one of America’s premier coal suppliers. The Company supplies and exports metallurgical coal for use in the steel-making process. It is a major supplier of thermal coal to electric utilities and manufacturing industries across the country.

On July 31, 2009, Alpha Natural Resources, Inc. (“Old Alpha”) and Foundation Coal Holdings, Inc. (“Foundation”) merged (the “Merger”) with Foundation continuing as the surviving legal corporation of the Merger which was renamed Alpha Natural Resources, Inc., which is the current name of the Company. Prior to the Merger, Old Alpha, together with its affiliates, was a leading supplier of high-quality Appalachian coal to the steel industry, electric utilities and other industries, with mining operations in Virginia, West Virginia, Kentucky and Pennsylvania. Old Alpha was also the nation’s largest supplier and exporter of metallurgical coal, a key ingredient in steel manufacturing. Prior to the Merger, Foundation, together with its affiliates, was a major U.S. coal producer operating mines and associated processing and loading facilities in Pennsylvania, West Virginia and Wyoming. Foundation primarily supplied steam coal to U.S. utilities for use in generating electricity and also sold steam coal to industrial plants and metallurgical coal to steel companies in the U.S.

The linked share’s SEC file number is 001-32331.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$30.50	$21.65	$28.67
June 30, 2005	$29.50	$22.00	$23.88
September 30, 2005	$32.73	$23.83	$30.04
December 30, 2005	$30.47	$18.70	$19.21
March 31, 2006	$23.60	$19.25	$23.14
June 30, 2006	$27.46	$17.88	$19.62
September 29, 2006	$20.18	$14.41	$15.76
December 29, 2006	$17.07	$14.09	$14.23
March 30, 2007	$15.85	$12.32	$15.63
June 29, 2007	$21.07	$15.43	$20.79
September 28, 2007	$23.47	$15.92	$23.23
December 31, 2007	$35.20	$22.98	$32.48
March 31, 2008	$44.56	$22.37	$43.44
June 30, 2008	$108.62	$40.06	$104.29
September 30, 2008	$116.25	$42.68	$51.43
December 31, 2008	$50.69	$13.93	$16.19
March 31, 2009	$23.74	$14.53	$17.75
June 30, 2009	$32.94	$15.96	$26.27
September 30, 2009	$39.97	$21.87	$35.10
December 31, 2009	$46.52	$32.63	$43.38
March 26, 2010*	$53.92	$38.70	$48.89

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ANR

Initial price: $48.89

Protection level: 80.00%

Protection price: $39.11

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.454081

Coupon: 10.50% per annum

Maturity: June 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.625%		100.00%
+ 90%	2.625%		90.00%
+ 80%	2.625%		80.00%
+ 70%	2.625%		70.00%
+ 60%	2.625%		60.00%
+ 50%	2.625%		50.00%
+ 40%	2.625%		40.00%
+ 30%	2.625%		30.00%
+ 20%	2.625%		20.00%
+ 10%	2.625%		10.00%
+ 5%	2.625%		5.00%

0%	2.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.625%	-2.375%	-5.00%
- 10%	2.625%	-7.375%	-10.00%
- 20%	2.625%	-17.375%	-20.00%
- 30%	N/A	-27.375%	-30.00%
- 40%	N/A	-37.375%	-40.00%
- 50%	N/A	-47.375%	-50.00%
- 60%	N/A	-57.375%	-60.00%
- 70%	N/A	-67.375%	-70.00%
- 80%	N/A	-77.375%	-80.00%
- 90%	N/A	-87.375%	-90.00%
- 100%	N/A	-97.375%	-100.00%

ATP Oil & Gas Corporation

According to publicly available information, ATP Oil & Gas Corporation (the “Company”) was incorporated in Texas in 1991. The Company is engaged in the acquisition, development and production of oil and natural gas properties in the Gulf of Mexico and the U.K. and Dutch Sectors of the North Sea (the “North Sea”). The Company seeks to acquire and develop properties with proved undeveloped reserves that are economically attractive to it but are not strategic to major or large exploration-oriented independent oil and gas companies.

As of December 31, 2009, the Company owned leasehold and other interests in 62 offshore blocks and 104 wells, including 19 subsea wells, in the Gulf of Mexico and operated 93 (89%) of these wells, including 95% of the subsea wells. The Company also had interests in 11 blocks and three company-operated subsea wells in the North Sea.

The linked share’s SEC file number is 001-32647.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$6.90	$4.71	$6.38
June 30, 2004	$8.09	$5.90	$7.67
September 30, 2004	$12.34	$7.05	$12.18
December 31, 2004	$19.15	$11.94	$18.58
March 31, 2005	$26.65	$16.76	$21.64
June 30, 2005	$24.62	$17.89	$23.40
September 30, 2005	$34.00	$23.51	$32.84
December 30, 2005	$39.20	$27.91	$37.01
March 31, 2006	$44.05	$36.05	$43.91
June 30, 2006	$49.70	$35.05	$41.93
September 29, 2006	$43.30	$35.37	$36.94
December 29, 2006	$47.25	$34.18	$39.57
March 30, 2007	$43.65	$35.15	$37.60
June 29, 2007	$49.00	$37.46	$48.64
September 28, 2007	$49.39	$38.44	$47.03
December 31, 2007	$57.58	$43.21	$50.54
March 31, 2008	$52.25	$28.89	$32.72
June 30, 2008	$47.35	$26.55	$39.47
September 30, 2008	$41.50	$16.17	$17.81
December 31, 2008	$18.69	$3.89	$5.85
March 31, 2009	$7.92	$2.75	$5.13
June 30, 2009	$10.16	$4.84	$6.96
September 30, 2009	$22.98	$5.22	$17.89
December 31, 2009	$21.87	$14.40	$18.28
March 26, 2010*	$20.57	$12.72	$18.17

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ATPG

Initial price: $18.17

Protection level: 75.00%

Protection price: $13.63

Physical delivery amount: 55 ($1,000/Initial price)

Fractional shares: 0.035773

Coupon: 17.50% per annum

Maturity: June 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $14.58

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	4.375%	100.00%
+ 90%	4.375%	90.00%
+ 80%	4.375%	80.00%
+ 70%	4.375%	70.00%
+ 60%	4.375%	60.00%
+ 50%	4.375%	50.00%
+ 40%	4.375%	40.00%
+ 30%	4.375%	30.00%
+ 20%	4.375%	20.00%
+ 10%	4.375%	10.00%
+ 5%	4.375%	5.00%

0%	4.375%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.375%	-0.6375%	-5.00%
- 10%	4.375%	-5.625%	-10.00%
- 20%	4.375%	-15.625%	-20.00%
- 30%	N/A	-25.625%	-30.00%
- 40%	N/A	-35.625%	-40.00%
- 50%	N/A	-45.625%	-50.00%
- 60%	N/A	-55.625%	-60.00%
- 70%	N/A	-65.625%	-70.00%
- 80%	N/A	-75.625%	-80.00%
- 90%	N/A	-85.625%	-90.00%
- 100%	N/A	-95.625%	-100.00%

Continental Airlines, Inc. (Class B Common Stock).

According to publicly available information, Continental Airlines, Inc. (the “Company”) is a United States air carrier engaged in the business of transporting passengers, cargo and mail. The Company is the world’s fifth largest airline as measured by the number of scheduled miles flown by revenue passengers in 2009. Together with ExpressJet Airlines, Inc. (operating as Continental Express), a wholly owned subsidiary of ExpressJet Holdings, Inc., from which the Company purchases seat capacity, and the Company’s wholly-owned subsidiary, Continental Micronesia, Inc., each a Delaware corporation, the Company operates more than 2,000 daily departures. As of December 31, 2009, the Company flew to 118 domestic and 124 international destinations and offered additional connecting service through alliances with domestic and foreign carriers.

The Company is a Delaware corporation, with executive offices located at 1600 Smith Street, Houston, Texas 77002.

The linked share’s SEC file number is 01-10323.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$18.52	$10.85	$12.53
June 30, 2004	$13.93	$9.05	$11.37
September 30, 2004	$11.68	$7.80	$8.52
December 31, 2004	$14.01	$7.63	$13.54
March 31, 2005	$14.18	$8.50	$12.04
June 30, 2005	$15.60	$11.09	$13.28
September 30, 2005	$16.60	$9.04	$9.66
December 30, 2005	$21.97	$9.62	$21.30
March 31, 2006	$28.88	$16.77	$26.90
June 30, 2006	$31.02	$22.56	$29.80
September 29, 2006	$32.04	$22.05	$28.31
December 29, 2006	$46.29	$28.56	$41.25
March 30, 2007	$52.40	$35.23	$36.39
June 29, 2007	$44.10	$32.01	$33.87
September 28, 2007	$38.61	$26.21	$33.03
December 31, 2007	$37.79	$21.59	$22.25
March 31, 2008	$31.25	$17.19	$19.23
June 30, 2008	$23.40	$9.70	$10.11
September 30, 2008	$21.39	$5.91	$16.68
December 31, 2008	$20.89	$9.90	$18.06
March 31, 2009	$21.83	$6.38	$8.81
June 30, 2009	$15.75	$7.86	$8.86
September 30, 2009	$17.55	$8.87	$16.44
December 31, 2009	$18.73	$10.94	$17.92
March 26, 2010*	$23.64	$16.82	$22.25

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAL

Initial price: $22.25

Protection level: 75.00%

Protection price: $16.69

Physical delivery amount: 44 ($1,000/Initial price)

Fractional shares: 0.943820

Coupon: 11.50% per annum

Maturity: June 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+ 100%	2.875%	100.00%
+ 90%	2.875%	90.00%
+ 80%	2.875%	80.00%
+ 70%	2.875%	70.00%
+ 60%	2.875%	60.00%
+ 50%	2.875%	50.00%
+ 40%	2.875%	40.00%
+ 30%	2.875%	30.00%
+ 20%	2.875%	20.00%
+ 10%	2.875%	10.00%
+ 5%	2.875%	5.00%

0%	2.875%	0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.875%	-2.125%	-5.00%
- 10%	2.875%	-7.125%	-10.00%
- 20%	2.875%	-17.125%	-20.00%
- 30%	N/A	-27.125%	-30.00%
- 40%	N/A	-37.125%	-40.00%
- 50%	N/A	-47.125%	-50.00%
- 60%	N/A	-57.125%	-60.00%
- 70%	N/A	-67.125%	-70.00%
- 80%	N/A	-77.125%	-80.00%
- 90%	N/A	-87.125%	-90.00%
- 100%	N/A	-97.125%	-100.00%

DryShips Inc.

According to publicly available information, DryShips Inc. (the “Company”) is a Marshall Islands corporation with its principal executive offices in Athens, Greece. The Company was incorporated in September 2004. As of March 26, 2009, the Company owned, through its subsidiaries, a fleet of 42 drybulk carriers comprised of seven Capesize, 28 Panamax, two Supramax, and five newbuilding drybulk vessels. The Company’s drybulk fleet principally carries a variety of drybulk commodities including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. The Company is also an owner and operator of two ultra-deep water semi-submersible drilling rigs and two ultra deep-water newbuilding advanced capability drillships.

The Company employs its drybulk vessels under period time charters, on bareboat charters, in the spot charter market and in drybulk carrier pools. Twenty of its vessels are, as of December 31, 2008, employed on time charter. Thirteen of its vessels are currently trading in the spot market. Two of its vessels are currently unfixed, as a result of cancelled contracts for sale. One of its Panamax drybulk carriers is currently operated in a Panamax drybulk carrier pool. Pools have the size and scope to combine spot market voyages, time charters and contracts of affreightment with freight forward agreements for hedging purposes and to perform more efficient vessel scheduling thereby increasing fleet utilization.

The linked share’s SEC file number is: 001-33922.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$23.90	$17.90	$19.49
June 30, 2005	$19.50	$15.40	$16.51
September 30, 2005	$17.48	$13.80	$17.23
December 30, 2005	$17.30	$11.81	$12.22
March 31, 2006	$13.84	$9.90	$10.58
June 30, 2006	$11.25	$8.50	$10.79
September 29, 2006	$14.89	$10.28	$13.40
December 29, 2006	$18.06	$12.63	$18.01
March 30, 2007	$23.67	$16.85	$22.53
June 29, 2007	$44.75	$22.66	$43.38
September 28, 2007	$93.35	$43.51	$90.85
December 31, 2007	$131.34	$69.63	$77.40
March 31, 2008	$88.49	$48.24	$59.91
June 30, 2008	$116.43	$58.65	$80.18
September 30, 2008	$81.45	$30.52	$35.49
December 31, 2008	$38.86	$3.04	$10.66
March 31, 2009	$17.35	$2.73	$5.09
June 30, 2009	$11.48	$4.35	$5.78
September 30, 2009	$7.99	$4.90	$6.63
December 31, 2009	$7.62	$5.66	$5.82
March 26, 2010*	$6.95	$5.07	$5.75

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DRYS

Initial price: $5.75

Protection level: 80.00%

Protection price: $4.60

Physical delivery amount: 173 ($1,000/Initial price)

Fractional shares: 0.913043

Coupon: 11.00% per annum

Maturity: June 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.75%		100.00%
+ 90%	2.75%		90.00%
+ 80%	2.75%		80.00%
+ 70%	2.75%		70.00%
+ 60%	2.75%		60.00%
+ 50%	2.75%		50.00%
+ 40%	2.75%		40.00%
+ 30%	2.75%		30.00%
+ 20%	2.75%		20.00%
+ 10%	2.75%		10.00%
+ 5%	2.75%		5.00%

0%	2.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.75%	-2.25%	-5.00%
- 10%	2.75%	-7.25%	-10.00%
- 20%	2.75%	-17.25%	-20.00%
- 30%	N/A	-27.25%	-30.00%
- 40%	N/A	-37.25%	-40.00%
- 50%	N/A	-47.25%	-50.00%
- 60%	N/A	-57.25%	-60.00%
- 70%	N/A	-67.25%	-70.00%
- 80%	N/A	-77.25%	-80.00%
- 90%	N/A	-87.25%	-90.00%
- 100%	N/A	-97.25%	-100.00%

Genworth Financial, Inc.

According to publicly available information, Genworth Financial, Inc. (the “Company”) is a financial security company dedicated to providing insurance, wealth management, investment and financial solutions to more than 15 million customers.

As of December 31, 2009, the Company had approximately 6,000 employees and is headquartered in Richmond, Virginia.

The linked share’s SEC file number is 001-32195.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	$23.03	$18.75	$22.95
September 30, 2004	$23.99	$20.75	$23.30
December 31, 2004	$27.84	$22.77	$27.00
March 31, 2005	$29.74	$25.72	$27.52
June 30, 2005	$31.00	$26.80	$30.23
September 30, 2005	$33.49	$29.27	$32.24
December 30, 2005	$35.25	$29.73	$34.58
March 31, 2006	$35.13	$31.54	$33.43
June 30, 2006	$35.22	$31.00	$34.84
September 29, 2006	$36.37	$32.96	$35.01
December 29, 2006	$36.47	$32.18	$34.21
March 30, 2007	$37.16	$33.69	$34.94
June 29, 2007	$37.00	$34.05	$34.40
September 28, 2007	$35.20	$26.50	$30.73
December 31, 2007	$31.99	$23.26	$25.45
March 31, 2008	$25.57	$19.75	$22.64
June 30, 2008	$24.88	$17.70	$17.81
September 30, 2008	$19.60	$3.51	$8.61
December 31, 2008	$8.32	$0.71	$2.83
March 31, 2009	$3.38	$0.78	$1.90
June 30, 2009	$7.41	$1.76	$6.99
September 30, 2009	$13.68	$5.02	$11.95
December 31, 2009	$12.40	$8.38	$11.35
March 26, 2010*	$17.80	$11.52	$17.53

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GNW

Initial price: $17.53

Protection level: 80.00%

Protection price: $14.02

Physical delivery amount: 57 ($1,000/Initial price)

Fractional shares: 0.045066

Coupon: 10.50% per annum

Maturity: June 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.625%		100.00%
+ 90%	2.625%		90.00%
+ 80%	2.625%		80.00%
+ 70%	2.625%		70.00%
+ 60%	2.625%		60.00%
+ 50%	2.625%		50.00%
+ 40%	2.625%		40.00%
+ 30%	2.625%		30.00%
+ 20%	2.625%		20.00%
+ 10%	2.625%		10.00%
+ 5%	2.625%		5.00%

0%	2.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.625%	-2.38%	-5.00%
- 10%	2.625%	-7.38%	-10.00%
- 20%	2.625%	-17.38%	-20.00%
- 30%	N/A	-27.38%	-30.00%
- 40%	N/A	-37.38%	-40.00%
- 50%	N/A	-47.38%	-50.00%
- 60%	N/A	-57.38%	-60.00%
- 70%	N/A	-67.38%	-70.00%
- 80%	N/A	-77.38%	-80.00%
- 90%	N/A	-87.38%	-90.00%
- 100%	N/A	-97.38%	-100.00%

IAMGOLD Corporation

According to publicly available information, IAMGOLD Corporation (the “Company”) is engaged primarily in the exploration for, and the development and production of, mineral resource properties.

The Company’s registered and principal office is located at 401 Bay Street, Suite 3200, PO Box 153, Toronto, Ontario, Canada M5H 2Y4.

As of December 31, 2008, the Company employed approximately 2,530 individuals and approximately 500 contractor-employees.

The linked share’s SEC file number is 001-31528.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$7.94	$7.10	$7.82
March 31, 2006	$9.77	$7.86	$8.63
June 30, 2006	$10.60	$7.75	$8.90
September 29, 2006	$11.83	$8.17	$8.49
December 29, 2006	$9.80	$8.15	$8.81
March 30, 2007	$9.39	$7.35	$7.71
June 29, 2007	$8.37	$6.63	$7.66
September 28, 2007	$9.24	$6.42	$8.67
December 31, 2007	$10.42	$7.70	$8.10
March 31, 2008	$10.07	$7.09	$7.33
June 30, 2008	$7.64	$5.60	$6.05
September 30, 2008	$6.90	$4.45	$5.62
December 31, 2008	$6.23	$2.35	$6.11
March 31, 2009	$9.00	$5.25	$8.55
June 30, 2009	$11.51	$7.21	$10.12
September 30, 2009	$15.86	$8.57	$14.14
December 31, 2009	$20.99	$12.19	$15.64
March 26, 2010*	$17.70	$13.00	$13.43

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IAG

Initial price: $13.43

Protection level: 80.00%

Protection price: $10.74

Physical delivery amount: 74 ($1,000/Initial price)

Fractional shares: 0.460164

Coupon: 12.00% per annum

Maturity: June 30, 2010

Dividend yield: 0.44% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.00%		100.11%
+ 90%	3.00%		90.11%
+ 80%	3.00%		80.11%
+ 70%	3.00%		70.11%
+ 60%	3.00%		60.11%
+ 50%	3.00%		50.11%
+ 40%	3.00%		40.11%
+ 30%	3.00%		30.11%
+ 20%	3.00%		20.11%
+ 10%	3.00%		10.11%
+ 5%	3.00%		5.11%

0%	3.00%		0.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.00%	-2.00%	-4.89%
- 10%	3.00%	-7.00%	-9.89%
- 20%	3.00%	-17.00%	-19.89%
- 30%	N/A	-27.00%	-29.89%
- 40%	N/A	-37.00%	-39.89%
- 50%	N/A	-47.00%	-49.89%
- 60%	N/A	-57.00%	-59.89%
- 70%	N/A	-67.00%	-69.89%
- 80%	N/A	-77.00%	-79.89%
- 90%	N/A	-87.00%	-89.89%
- 100%	N/A	-97.00%	-99.89%

InterOil Corporation

According to publicly available information, InterOil Corporation (the “Company”) is a fully integrated energy company with operations organized, as of December 31, 2009, into four major business segments: (i) exploration and production (which explores and appraises potential oil and natural gas structures in Papua New Guinea with a view to commercializing significant discoveries; (ii) refining (which produces refined petroleum products at Napa Napa in Port Moresby, Papua New Guinea for the domestic market and for spot export; (iii) wholesale and retail distribution (in which the Company markets and distributes refined products domestically in Papua New Guinea on a wholesale and retail basis; and (iv) corporate (which provides support to the other business segments by engaging in business development and improvement activities and providing general and administrative services and management, undertakes financing and treasury activities, and is responsible for government and investor relations).

The linked share’s SEC file number is 001-32179.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending**	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$23.37	$18.10	$22.50
June 30, 2004	$40.11	$24.80	$37.91
September 30, 2004	$43.59	$32.01	$34.85
December 31, 2004	$35.50	$20.07	$26.56
March 31, 2005	$31.90	$21.30	$23.30
June 30, 2005	$28.75	$17.51	$26.94
September 30, 2005	$26.05	$12.64	$13.10
December 30, 2005	$20.53	$12.36	$18.90
March 31, 2006	$20.12	$12.14	$18.83
June 30, 2006	$30.69	$15.20	$30.05
September 29, 2006	$30.01	$21.46	$26.49
December 29, 2006	$44.25	$17.84	$19.14
March 30, 2007	$42.00	$18.37	$31.89
June 29, 2007	$31.40	$19.01	$19.36
September 28, 2007	$23.87	$15.46	$16.56
December 31, 2007	$35.89	$15.98	$29.06
March 31, 2008	$23.37	$18.10	$22.50
June 30, 2008	$40.11	$24.80	$37.91
September 30, 2008	$31.76	$21.90	$27.00
December 31, 2008	$27.18	$8.90	$13.37
March 31, 2009	$29.00	$28.00	$28.00
June 30, 2009	$38.10	$24.37	$29.51
September 30, 2009	$41.90	$25.00	$39.28
December 31, 2009	$78.43	$37.09	$76.81
March 26, 2010*	$84.05	$57.18	$62.01

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.
**	In respect of the quarterly periods set forth above from the period ending March 31, 2004 up to and including the period ending December 31, 2008, the high, low and closing prices were those quoted on the American Stock Exchange. In respect of the period starting from January 1, 2010 and ending March 26, 2010, the high, low and closing prices were those quoted on the New York Stock Exchange.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IOC

Initial price: $62.01

Protection level: 75.00%

Protection price: $46.51

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.126431

Coupon: 20.00% per annum

Maturity: June 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

Jones Apparel Group, Inc.

According to publicly available information, Jones Apparel Group, Inc. (the “Company”) is a designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumer through a chain of specialty retail and value-based stores and through e-commerce web sites. As of December 31, 2009, the Company operated a total of 617 outlet stores and had approximately 6,525 full-time employees.

The linked share’s SEC file number is 001-10746.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$38.18	$33.25	$36.15
June 30, 2004	$40.00	$35.14	$39.48
September 30, 2004	$39.82	$34.41	$35.80
December 31, 2004	$37.49	$33.00	$36.57
March 31, 2005	$37.45	$31.61	$33.49
June 30, 2005	$33.70	$29.09	$31.04
September 30, 2005	$33.45	$26.85	$28.50
December 30, 2005	$31.25	$26.47	$30.72
March 31, 2006	$36.10	$28.58	$35.37
June 30, 2006	$35.98	$30.81	$31.79
September 29, 2006	$33.07	$27.30	$32.44
December 29, 2006	$34.51	$31.72	$33.43
March 30, 2007	$35.54	$30.22	$30.73
June 29, 2007	$34.50	$27.60	$28.25
September 28, 2007	$29.53	$16.73	$21.13
December 31, 2007	$22.65	$15.98	$15.99
March 31, 2008	$18.06	$12.11	$13.42
June 30, 2008	$17.86	$12.92	$13.75
September 30, 2008	$22.11	$12.25	$18.51
December 31, 2008	$18.59	$2.34	$5.86
March 31, 2009	$6.40	$2.39	$4.22
June 30, 2009	$11.69	$4.08	$10.73
September 30, 2009	$19.09	$9.18	$17.93
December 31, 2009	$19.74	$15.91	$16.06
March 26, 2010*	$19.17	$14.19	$18.83

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JNY

Initial price: $18.83

Protection level: 80.00%

Protection price: $15.06

Physical delivery amount: 53 ($1,000/Initial price)

Fractional shares: 0.106745

Coupon: 8.00% per annum

Maturity: June 30, 2010

Dividend yield: 1.05% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.00%		100.26%
+ 90%	2.00%		90.26%
+ 80%	2.00%		80.26%
+ 70%	2.00%		70.26%
+ 60%	2.00%		60.26%
+ 50%	2.00%		50.26%
+ 40%	2.00%		40.26%
+ 30%	2.00%		30.26%
+ 20%	2.00%		20.26%
+ 10%	2.00%		10.26%
+ 5%	2.00%		5.26%

0%	2.00%		0.26%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.00%	-3.00%	-4.74%
- 10%	2.00%	-8.00%	-9.74%
- 20%	2.00%	-18.00%	-19.74%
- 30%	N/A	-28.00%	-29.74%
- 40%	N/A	-38.00%	-39.74%
- 50%	N/A	-48.00%	-49.74%
- 60%	N/A	-58.00%	-59.74%
- 70%	N/A	-68.00%	-69.74%
- 80%	N/A	-78.00%	-79.74%
- 90%	N/A	-88.00%	-89.74%
- 100%	N/A	-98.00%	-99.74%

Massey Energy Company

Accordingly to publicly available information, Massey Energy Company (the “Company”) produces, processes and sells bituminous coal of various steam and metallurgical grades, primarily of a low sulfur content, through our 23 processing and shipping centers (“Resource Groups”), many of which receive coal from multiple mines. At January 31, 2010, we operated 56 mines, including 42 underground mines (two of which employ both room and pillar and longwall mining) and 14 surface mines (with eleven highwall miners in operation) in West Virginia, Kentucky and Virginia. The number of mines that we operate may vary from time to time depending on a number of factors, including the existing demand for and price of coal, exhaustion of economically recoverable reserves and availability of experienced labor.

Customers for the Company’s steam coal product include primarily electric power utility companies who use our coal as fuel for their steam-powered generators. Customers for our metallurgical coal include primarily steel producers who use our coal to produce coke, which is in turn used as a raw material in the steel manufacturing process

The linked share’s SEC file number is 1-7775.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$24.40	$17.99	$22.07
June 30, 2004	$28.21	$20.83	$28.21
September 30, 2004	$29.66	$24.59	$28.93
December 31, 2004	$36.94	$26.06	$34.95
March 31, 2005	$46.60	$31.80	$40.04
June 30, 2005	$42.15	$34.86	$37.72
September 30, 2005	$57.00	$37.76	$51.07
December 30, 2005	$52.57	$36.65	$37.87
March 31, 2006	$41.51	$33.10	$36.07
June 30, 2006	$44.34	$32.15	$36.00
September 29, 2006	$37.05	$18.77	$20.94
December 29, 2006	$27.98	$19.31	$23.23
March 30, 2007	$26.35	$21.57	$23.99
June 29, 2007	$30.73	$24.00	$26.65
September 28, 2007	$26.80	$16.02	$21.82
December 31, 2007	$37.98	$21.50	$35.75
March 31, 2008	$44.00	$26.69	$36.50
June 30, 2008	$95.70	$35.33	$93.75
September 30, 2008	$93.98	$31.17	$35.67
December 31, 2008	$35.00	$10.06	$13.79
March 31, 2009	$18.69	$9.62	$10.12
June 30, 2009	$26.46	$9.80	$19.54
September 30, 2009	$33.51	$15.85	$27.89
December 31, 2009	$44.25	$25.52	$42.01
March 26, 2010*	$54.09	$37.41	$50.72

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MEE

Initial price: $50.72

Protection level: 80.00%

Protection price: $40.58

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.716088

Coupon: 12.00% per annum

Maturity: June 30, 2010

Dividend yield: 0.45% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.00%		100.11%
+ 90%	3.00%		90.11%
+ 80%	3.00%		80.11%
+ 70%	3.00%		70.11%
+ 60%	3.00%		60.11%
+ 50%	3.00%		50.11%
+ 40%	3.00%		40.11%
+ 30%	3.00%		30.11%
+ 20%	3.00%		20.11%
+ 10%	3.00%		10.11%
+ 5%	3.00%		5.11%

0%	3.00%		0.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.00%	-2.00%	-4.89%
- 10%	3.00%	-7.00%	-9.89%
- 20%	3.00%	-17.00%	-19.89%
- 30%	N/A	-27.00%	-29.89%
- 40%	N/A	-37.00%	-39.89%
- 50%	N/A	-47.00%	-49.89%
- 60%	N/A	-57.00%	-59.89%
- 70%	N/A	-67.00%	-69.89%
- 80%	N/A	-77.00%	-79.89%
- 90%	N/A	-87.00%	-89.89%
- 100%	N/A	-97.00%	-99.89%

Office Depot, Inc.

According to publicly available information, Office Depot, Inc. (the “Company”) is a global supplier of office products and services. The company was incorporated in 1986 with the opening of our first retail store in Fort Lauderdale, Florida. In fiscal year 2009, we sold $12.1 billion of products and services to consumers and businesses of all sizes through our three business segments: North American Retail Division, North American Business Solutions Division and International Division. Sales are processed through multiple channels, consisting of office supply stores, a contract sales force, an outbound telephone account management sales force, internet sites, direct marketing catalogs and call centers, all supported by our network of crossdock facilities, warehouses and delivery operations.

At the end of 2009, the Company had over 1,152 office supply stores throughout U.S. and Canada.

The linked share’s SEC file number is 001-10948.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$18.90	$15.43	$18.82
June 30, 2004	$19.50	$15.85	$17.91
September 30, 2004	$18.50	$14.69	$15.03
December 31, 2004	$17.47	$13.90	$17.36
March 31, 2005	$23.69	$16.50	$22.18
June 30, 2005	$23.14	$18.65	$22.84
September 30, 2005	$31.52	$22.30	$29.70
December 30, 2005	$31.76	$24.54	$31.40
March 31, 2006	$38.05	$30.64	$37.24
June 30, 2006	$46.52	$36.70	$38.00
September 29, 2006	$40.86	$33.65	$39.70
December 29, 2006	$44.69	$36.88	$38.17
March 30, 2007	$39.66	$32.24	$35.14
June 29, 2007	$37.01	$30.10	$30.30
September 28, 2007	$31.07	$18.09	$20.62
December 31, 2007	$22.79	$13.08	$13.91
March 31, 2008	$15.54	$10.60	$11.05
June 30, 2008	$14.39	$10.69	$10.94
September 30, 2008	$11.43	$5.51	$5.82
December 31, 2008	$5.94	$1.46	$2.98
March 31, 2009	$4.16	$0.59	$1.31
June 30, 2009	$5.37	$1.26	$4.56
September 30, 2009	$6.94	$3.48	$6.62
December 31, 2009	$7.83	$5.57	$6.45
March 26, 2010*	$8.30	$5.19	$8.21

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ODP

Initial price: $8.21

Protection level: 80.00%

Protection price: $6.57

Physical delivery amount: 121 ($1,000/Initial price)

Fractional shares: 0.802680

Coupon: 12.25% per annum

Maturity: June 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	3.063%		100.00%
+ 90%	3.063%		90.00%
+ 80%	3.063%		80.00%
+ 70%	3.063%		70.00%
+ 60%	3.063%		60.00%
+ 50%	3.063%		50.00%
+ 40%	3.063%		40.00%
+ 30%	3.063%		30.00%
+ 20%	3.063%		20.00%
+ 10%	3.063%		10.00%
+ 5%	3.063%		5.00%

0%	3.063%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	3.063%	-1.937%	-5.00%
- 10%	3.063%	-6.937%	-10.00%
- 20%	3.063%	-16.937%	-20.00%
- 30%	N/A	-26.937%	-30.00%
- 40%	N/A	-36.937%	-40.00%
- 50%	N/A	-46.937%	-50.00%
- 60%	N/A	-56.937%	-60.00%
- 70%	N/A	-66.937%	-70.00%
- 80%	N/A	-76.937%	-80.00%
- 90%	N/A	-86.937%	-90.00%
- 100%	N/A	-96.937%	-100.00%

Palm, Inc.

According to publicly available information, Palm, Inc. (the “Company”) is a provider of mobile products that enhance the lifestyle of individual users and business customers worldwide. As of December 31, 2008, Palm’s products for consumers, mobile professionals and businesses currently include Palm Pre™, Treo™ and Centro™ smartphones, as well as software, services and accessories. Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm online stores.

The Company was incorporated in 1992 as Palm Computing Inc. and reincorporated in Delaware in 1999. Its headquarter facilities are in Sunnyvale, California.

The linked share’s SEC file number is: 0-29597.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$11.04	$4.77	$10.68
June 30, 2004	$17.56	$7.85	$17.39
September 30, 2004	$20.97	$13.88	$15.22
December 31, 2004	$23.33	$13.28	$15.78
March 31, 2005	$16.08	$10.70	$12.69
June 30, 2005	$16.17	$10.38	$14.89
September 30, 2005	$18.59	$12.88	$14.17
December 30, 2005	$16.86	$12.25	$15.90
March 31, 2006	$23.32	$16.00	$23.16
June 30, 2006	$24.91	$15.98	$16.10
September 29, 2006	$16.55	$13.88	$14.56
December 29, 2006	$16.84	$13.42	$14.09
March 30, 2007	$19.50	$13.54	$18.13
June 29, 2007	$18.58	$15.46	$16.01
September 28, 2007	$17.25	$13.52	$16.27
December 31, 2007	$19.22	$5.24	$6.34
March 31, 2008	$7.05	$4.21	$5.00
June 30, 2008	$7.36	$4.96	$5.39
September 30, 2008	$8.94	$5.00	$5.97
December 31, 2008	$6.48	$1.14	$3.07
March 31, 2009	$9.51	$3.04	$8.62
June 30, 2009	$16.74	$8.41	$16.57
September 30, 2009	$18.09	$12.37	$17.43
December 31, 2009	$17.40	$9.60	$10.04
March 26, 2010*	$14.16	$3.66	$3.89

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PALM

Initial price: $3.89

Protection level: 70.00%

Protection price: $2.72

Physical delivery amount: 257 ($1,000/Initial price)

Fractional shares: 0.069409

Coupon: 20.00% per annum

Maturity: June 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	5.00%	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

Patriot Coal Corporation

According to publicly available information, Patriot Coal Corporation (the “Company”) is a leading producer of thermal coal in the eastern United States, with operations and coal reserves in Appalachia and the Illinois Basin. The Company is a leading U.S. producer of metallurgical quality coal. In 2009, the Company sold 32.8 million tons of coal, of which 83% was sold to domestic electric utilities and 17% was sold to domestic and global steel producers. The Company controls approximately 1.8 billion tons of proven and probable coal reserves, which include metallurgical coal and medium and high-Btu thermal coal, with low, medium and high sulphur content.

The linked share’s SEC file number is 001-33466.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	$21.50	$13.58	$20.87
March 31, 2008	$28.89	$16.14	$23.49
June 30, 2008	$82.02	$23.13	$76.65
September 30, 2008	$77.65	$24.09	$29.05
December 31, 2008	$28.45	$5.24	$6.25
March 31, 2009	$9.00	$2.76	$3.71
June 30, 2009	$10.90	$3.51	$6.38
September 30, 2009	$14.12	$4.97	$11.76
December 31, 2009	$17.24	$10.21	$15.46
March 26, 2010*	$22.25	$13.88	$19.76

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PCX

Initial price: $19.76

Protection level: 75.00%

Protection price: $14.82

Physical delivery amount: 50 ($1,000/Initial price)

Fractional shares: 0.607287

Coupon: 20.00% per annum

Maturity: June 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

Suntech Power Holdings Co., Ltd. (ADR)

According to publicly available information, Suntech Power Holdings Co., Ltd. (the “Company”) is one of the leading solar energy companies in the world as measured by production output in 2008, with leading positions in key solar markets. Since the Company commenced business operations in May 2002, it has grown rapidly to become the world’s third largest manufacturer of photovoltaic, or PV, cells in 2008, based on production output. The Company designs, develops, manufactures and markets a variety of PV cells and modules, including a broad range of value-added building-integrated photovoltaics, or BIPV, products. The Company’s products are used to provide reliable and environmentally friendly electric power for residential, commercial, industrial and public utility applications in various markets worldwide. The Company also provide PV system integration services to customers in China and the United States, and are expanding into the development of utility scale solar power systems. The Company sells there products in various key solar energy markets worldwide including Spain, Germany, the United States, China, South Korea, Italy, the Middle East, Australia and Japan.

The linked share’s SEC file number is: 001-32689.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$28.20	$19.03	$27.25
March 31, 2006	$45.86	$25.50	$36.99
June 30, 2006	$41.48	$21.50	$28.25
September 29, 2006	$32.70	$21.60	$25.83
December 29, 2006	$34.94	$23.15	$34.01
March 30, 2007	$40.40	$31.62	$34.61
June 29, 2007	$39.58	$31.41	$36.47
September 28, 2007	$44.94	$31.81	$39.90
December 31, 2007	$88.62	$37.52	$82.32
March 31, 2008	$90.00	$28.21	$40.56
June 30, 2008	$51.62	$35.80	$37.46
September 30, 2008	$48.63	$31.57	$35.87
December 31, 2008	$37.54	$5.37	$11.70
March 31, 2009	$14.15	$5.09	$11.69
June 30, 2009	$20.18	$11.23	$17.86
September 30, 2009	$21.36	$12.79	$15.20
December 31, 2009	$18.20	$12.05	$16.63
March 26, 2010*	$18.78	$12.59	$14.13

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STP

Initial price: $14.13

Protection level: 75.00%

Protection price: $10.60

Physical delivery amount: 70 ($1,000/Initial price)

Fractional shares: 0.771408

Coupon: 11.00% per annum

Maturity: June 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	2.75%		100.00%
+ 90%	2.75%		90.00%
+ 80%	2.75%		80.00%
+ 70%	2.75%		70.00%
+ 60%	2.75%		60.00%
+ 50%	2.75%		50.00%
+ 40%	2.75%		40.00%
+ 30%	2.75%		30.00%
+ 20%	2.75%		20.00%
+ 10%	2.75%		10.00%
+ 5%	2.75%		5.00%

0%	2.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	2.75%	-2.25%	-5.00%
- 10%	2.75%	-7.25%	-10.00%
- 20%	2.75%	-17.25%	-20.00%
- 30%	N/A	-27.25%	-30.00%
- 40%	N/A	-37.25%	-40.00%
- 50%	N/A	-47.25%	-50.00%
- 60%	N/A	-57.25%	-60.00%
- 70%	N/A	-67.25%	-70.00%
- 80%	N/A	-77.25%	-80.00%
- 90%	N/A	-87.25%	-90.00%
- 100%	N/A	-97.25%	-100.00%

Stillwater Mining Company

According to publicly available information, Stillwater Mining Company (the “Company”) is engaged in the development, extraction, processing, refining and marketing of palladium, platinum and associated metals (platinum group metals or PGMs) from a geological formation in south central Montana and from the recycling of spent catalytic converters. The Company conducts mining operations at the Stillwater Mine near Nye, Montana and at the East Boulder Mine near Big Timber, Montana.

At December 31, 2009, the Company had proven and probably ore reserves of approximately 41.0 million tons with an average grade of 0.50 ounce of PGMs per ton containing approximately 20.6 million ounces of palladium and platinum at an in-situ ratio of about 3.57 parts palladium to one part platinum.

The linked share’s SEC file number is 001-13053.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$16.07	$9.00	$15.70
June 30, 2004	$18.18	$11.31	$15.01
September 30, 2004	$16.59	$12.60	$15.50
December 31, 2004	$16.30	$9.53	$11.26
March 31, 2005	$12.50	$9.38	$9.85
June 30, 2005	$9.93	$6.05	$7.42
September 30, 2005	$10.32	$7.13	$9.15
December 30, 2005	$12.45	$8.11	$11.57
March 31, 2006	$17.30	$11.66	$16.46
June 30, 2006	$18.86	$10.23	$12.68
September 29, 2006	$13.10	$7.89	$8.40
December 29, 2006	$14.08	$7.95	$12.49
March 30, 2007	$14.98	$10.89	$12.69
June 29, 2007	$16.47	$10.62	$11.01
September 28, 2007	$12.43	$7.93	$10.29
December 31, 2007	$11.86	$8.42	$9.66
March 31, 2008	$22.72	$7.55	$15.47
June 30, 2008	$18.89	$10.10	$11.83
September 30, 2008	$12.02	$5.60	$5.81
December 31, 2008	$5.93	$1.76	$4.94
March 31, 2009	$5.60	$2.66	$3.70
June 30, 2009	$8.32	$3.62	$5.71
September 30, 2009	$8.33	$4.45	$6.72
December 31, 2009	$10.37	$6.02	$9.48
March 26, 2010*	$14.51	$9.40	$12.62

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SWC

Initial price: $12.62

Protection level: 75.00%

Protection price: $9.47

Physical delivery amount: 79 ($1,000/Initial price)

Fractional shares: 0.239303

Coupon: 18.00% per annum

Maturity: June 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.00

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.00%
+ 90%	4.50%		90.00%
+ 80%	4.50%		80.00%
+ 70%	4.50%		70.00%
+ 60%	4.50%		60.00%
+ 50%	4.50%		50.00%
+ 40%	4.50%		40.00%
+ 30%	4.50%		30.00%
+ 20%	4.50%		20.00%
+ 10%	4.50%		10.00%
+ 5%	4.50%		5.00%

0%	4.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-5.00%
- 10%	4.50%	-5.50%	-10.00%
- 20%	4.50%	-15.50%	-20.00%
- 30%	N/A	-25.50%	-30.00%
- 40%	N/A	-35.50%	-40.00%
- 50%	N/A	-45.50%	-50.00%
- 60%	N/A	-55.50%	-60.00%
- 70%	N/A	-65.50%	-70.00%
- 80%	N/A	-75.50%	-80.00%
- 90%	N/A	-85.50%	-90.00%
- 100%	N/A	-95.50%	-100.00%

Trina Solar Limited (ADR)

According to publicly available information, Trina Solar Limited (the “Company”) is an integrated solar-power products manufacturer based in China. The Company has integrated the manufacturing of ingots, wafers and solar cells for use in our PV module production. As of December 31, 2009, the Company had an annual module manufacturing capacity of approximately 500 megawatts. The Company had net revenues of $845.1 million in 2009.

The linked share’s SEC file number is 001-33195.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$13.38	$9.41	$9.45
March 30, 2007	$25.47	$8.80	$22.04
June 29, 2007	$34.45	$19.38	$25.73
September 28, 2007	$36.53	$19.40	$28.49
December 31, 2007	$34.13	$16.30	$26.90
March 31, 2008	$28.25	$12.94	$15.37
June 30, 2008	$26.75	$14.82	$15.32
September 30, 2008	$17.46	$11.03	$11.48
December 31, 2008	$12.37	$2.81	$4.65
March 31, 2009	$6.89	$2.88	$5.21
June 30, 2009	$14.20	$5.09	$12.82
September 30, 2009	$17.95	$10.05	$16.09
December 31, 2009	$28.20	$14.39	$26.99
March 26, 2010*	$31.12	$19.53	$23.50

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TSL

Initial price: $23.50

Protection level: 75.00%

Protection price: $17.63

Physical delivery amount: 42 ($1,000/Initial price)

Fractional shares: 0.553191

Coupon: 16.00% per annum

Maturity: June 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.33

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.00%		100.00%
+ 90%	4.00%		90.00%
+ 80%	4.00%		80.00%
+ 70%	4.00%		70.00%
+ 60%	4.00%		60.00%
+ 50%	4.00%		50.00%
+ 40%	4.00%		40.00%
+ 30%	4.00%		30.00%
+ 20%	4.00%		20.00%
+ 10%	4.00%		10.00%
+ 5%	4.00%		5.00%

0%	4.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.00%	-1.00%	-5.00%
- 10%	4.00%	-6.00%	-10.00%
- 20%	4.00%	-16.00%	-20.00%
- 30%	N/A	-26.00%	-30.00%
- 40%	N/A	-36.00%	-40.00%
- 50%	N/A	-46.00%	-50.00%
- 60%	N/A	-56.00%	-60.00%
- 70%	N/A	-66.00%	-70.00%
- 80%	N/A	-76.00%	-80.00%
- 90%	N/A	-86.00%	-90.00%
- 100%	N/A	-96.00%	-100.00%

UAL Corporation

According to publicly available information, UAL Corporation (the “Company”) was incorporated under the laws of the State of Delaware on December 30, 1968. World headquarters is located at 1200 East Algonquin Road, Elk Grove Township, Illinois 60007.

The Company is a holding company whose principal subsidiary is United Air Lines, Inc. (“United”). United’s operations, which consist primarily of the transportation of persons, property, and mail throughout the U.S. and abroad, accounted for most of UAL’s revenues and expenses in 2006. United provides these services through full-sized jet aircraft, as well as smaller aircraft in its regional operations conducted under contract by “United Express®” carriers.

United is one of the largest passenger airlines in the world with more than 3,300 flights a day to more than 230 U.S. domestic and international destinations from its hubs in Chicago, Denver, Los Angeles and Washington, D.C., based on its annual flight schedule as of January 1, 2010.

The linked share’s SEC file number is 001-06033.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	$43.00	$29.51	$39.93
June 30, 2006	$40.05	$26.02	$31.02
September 29, 2006	$32.17	$21.91	$26.57
December 29, 2006	$46.52	$26.79	$44.00
March 30, 2007	$51.56	$36.64	$38.17
June 29, 2007	$44.32	$31.62	$40.59
September 28, 2007	$50.00	$35.90	$46.53
December 31, 2007	$51.60	$33.48	$35.66
March 31, 2008	$41.45	$19.71	$21.53
June 30, 2008	$24.87	$5.22	$5.22
September 30, 2008	$15.84	$2.80	$8.79
December 31, 2008	$16.73	$4.55	$11.02
March 31, 2009	$12.88	$3.45	$4.48
June 30, 2009	$6.90	$3.08	$3.19
September 30, 2009	$9.76	$3.07	$9.22
December 31, 2009	$13.33	$6.23	$12.91
March 26, 2010*	$20.59	$12.14	$19.91

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UAUA

Initial price: $19.91

Protection level: 70.00%

Protection price: $13.94

Physical delivery amount: 50 ($1,000/Initial price)

Fractional shares: 0.226017

Coupon: 18.50% per annum

Maturity: June 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.42

Table of Hypothetical Values at Maturity

	3-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.00%
+ 90%	4.625%		90.00%
+ 80%	4.625%		80.00%
+ 70%	4.625%		70.00%
+ 60%	4.625%		60.00%
+ 50%	4.625%		50.00%
+ 40%	4.625%		40.00%
+ 30%	4.625%		30.00%
+ 20%	4.625%		20.00%
+ 10%	4.625%		10.00%
+ 5%	4.625%		5.00%

0%	4.625%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.38%	-5.00%
- 10%	4.625%	-5.38%	-10.00%
- 20%	4.625%	-15.38%	-20.00%
- 30%	4.625%	-25.38%	-30.00%
- 40%	N/A	-35.38%	-40.00%
- 50%	N/A	-45.38%	-50.00%
- 60%	N/A	-55.38%	-60.00%
- 70%	N/A	-65.38%	-70.00%
- 80%	N/A	-75.38%	-80.00%
- 90%	N/A	-85.38%	-90.00%
- 100%	N/A	-95.38%	-100.00%